EXHIBIT 99.8

GSAMP 04-FM1
    1/7/2004

              Assumptions:
              Prepay speed -     FRM: 10 - 25 CPR month 1 - 12, 25 thereafter
                                 ARM: 28 CPR
              No losses
              Deal run to call
              Assume par dollar price

              Others assumptions please refer to termsheet


              Class A2

              Static Libor
              ---------------------------------------------------------
                                      25% PPC             50% PPC
              ---------------------------------------------------------
              Yield                          1.4443              1.4443
              WAL                              8.14                4.81
              Mod Dur                          7.46                4.56
              Principal Window        Feb04 - Jan26       Feb04 - Feb18
              ---------------------------------------------------------

              Static Libor + 200bps
              ---------------------------------------------------------
                                      25% PPC             50% PPC
              ---------------------------------------------------------
              Yield                          3.4647              3.4647
              WAL                              8.28                4.85
              Mod Dur                          6.63                4.20
              Principal Window        Feb04 - Jun26       Feb04 - Apr18
              ---------------------------------------------------------